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                                                                    Exhibit 99.1

[Logo of Centocor]                                                  News Release
--------------------------------------------------------------------------------
For Immediate Release

                                            MEDIA:      Chris Allman
                                                        (610) 651-6546
                                                        (888) 947-8593 (beeper)

                                            INVESTORS:  Bill Newbould
                                                        (610) 651-6122



                          CENTOCOR COMPLETES SALE OF
                         ONCOLOGY DIAGNOSTICS BUSINESS


MALVERN, Pa, November 17, 1998 - Centocor, Inc. (Nasdaq: CNTO) announced today that it has now closed on the previously reported sale of its oncology diagnostics business to Fujirebio, Inc., of Japan, for approximately $37.5 million in cash. The final sale price is subject to a post-closing adjustment, based on the audited net assets as of the closing.

Under the terms of the sale, Fujirebio has purchased, effective at the close of business today, Centocor's in vitro diagnostic oncology business, which includes immunoassays using monoclonal antibody technology that aids in the detection and monitoring of tumor-associated antigens. Revenues for Centocor's diagnostics business were $35.4 million in 1997.

Centocor is a leading biopharmaceutical company that creates, acquires and markets cost-effective therapies that yield long-term benefits for patients and the healthcare community. Its products, developed through monoclonal antibody technology, help physicians deliver innovative treatments to improve human health and restore patients' quality of life.

CERTAIN OF THE MATTERS DISCUSSED HEREIN WITH RESPECT TO FUTURE EARNINGS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT MANAGEMENT'S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY THE COMPANY'S MANAGEMENT. INVESTORS ARE CAUTIONED THAT MATTERS SUBJECT TO FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. UNLESS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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